Exhibit 32.1

Certification of President and Chief Financial Officer

Pursuant to

18 U.S.C. Section 1350

In connection with the Quarterly Report on Form 10-Q of Ares Capital Corporation (the “Company”) for the quarterly period ended September 30, 2005 as filed with the Securities and Exchange Commission on the date hereof (the “Report”), Michael J. Arougheti, as President of the Company, and Daniel F. Nguyen, as Chief Financial Officer of the Company, each hereby certifies, pursuant to 18 U.S.C. Section 1350, as adopted pursuant to Section 906 of the Sarbanes-Oxley Act of 2002, that, to the best of his knowledge:

1.                                       The Report fully complies with the requirements of Section 13(a) or 15(d) of the Securities Act of 1934; and

2.                                       The information contained in the Report fairly presents, in all material respects, the financial condition and results of operations of the Company.

Date: November 14, 2005

/s/ Michael J. Arougheti
Michael J. Arougheti
President
(Principal Executive Officer)

/s/ Daniel F. Nguyen
Daniel F. Nguyen
Chief Financial Officer
(Principal Financial Officer)

A signed original of this written statement required by Section 906, or other document authenticating, acknowledging, or otherwise adopting the signature that appears in typed form within the electronic version of this written statement required by Section 906, has been provided to Ares Capital Corporation and will be retained by Ares Capital Corporation and furnished to the Securities and Exchange Commission or its staff upon request.